Exhibit 99.1

Marvell Technology Group Ltd. Announces Preliminary Estimate of Fourth Quarter Fiscal 2019 Revenue Range and Date of Earnings Conference Call

•	Marvell expects fourth-quarter revenue to be in the range of $735 million to $745 million, below its previously announced guidance range of $790 million to $830 million.

•	Demand for storage controllers was weaker than expected.

•	Marvell will report full financial results and provide additional detail on March 7.

Santa Clara, Calif. (February 6, 2019) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today announced an estimated revenue range for its fourth quarter of fiscal 2019, which ended on February 2, 2019.

Marvell now expects its fourth-quarter fiscal 2019 preliminary unaudited revenue to be in the range of $735 million to $745 million, below its previously announced guidance range of $790 million to $830 million.

The majority of Marvell’s fourth-quarter revenue shortfall was due to a weaker than expected storage controller business. Marvell believes that demand for its products was impacted primarily by macroeconomic uncertainty, reduction in cloud capital spending and PC CPU shortages. The exception was embedded processors for networking and 4G & pre-5G wireless infrastructure which met expectations.

The company expects the weakness in demand that it saw in the fourth quarter of fiscal 2019 to continue in the first quarter of fiscal 2020.

“Although we are disappointed with our fourth quarter revenue, we continued to run the business efficiently under difficult end market conditions and are satisfied with gross margin execution and operating expense management,” said Matt Murphy, President and CEO. “We are optimistic that demand will begin to improve later this year, as inventory levels adjust in customer’s supply chains, and capital spending picks up. While we will prudently manage our operating expenses to reflect this softer demand environment, we remain committed to the key initiatives that we outlined at our Investor Day and are on track to launch our 5G base station products later this fiscal year. We have conviction in our strategy to drive long-term growth and we remain focused on execution.”

This update is an estimate, based on information available to management as of the date of this release, and may be subject to further changes upon completion of Marvell's standard quarter and year-end closing procedures. This update does not present all necessary information for an understanding of Marvell's financial condition as of February 2, 2019, or its results of operations for the quarter and fiscal year ended February 2, 2019.

Conference Call Webcast for Fourth Quarter and Fiscal Year 2019 Financial Results

Marvell will release its fourth quarter and fiscal year 2019 results on Thursday, March 7, 2019 after close of market. The company will host a conference call that day at 1:45 p.m. Pacific Time.

Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, passcode 1885417. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Friday, March 15, 2019.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: Marvell's expectations regarding its fourth quarter of fiscal 2019 financial results, the factors affecting its fourth quarter results, its expectations of weakness in demand to continue in its first quarter of fiscal 2020, its expectations that demand will improve later this year, its ability to manage future operating expenses and the timing of its 5G product launch. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates," "can," "may," "will," "would" and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: the rate of change in customer demand for our products; the effect of the consummation of our acquisition of Cavium on the combined company's business relationships, operating results, and business generally; potential difficulties in Cavium employee retention as a result of the transaction; the ability of Marvell to successfully integrate Cavium's operations and product lines; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to Cavium's business and realize the anticipated synergies and cost savings in the time frame anticipated or at all, and identify and realize additional opportunities; the risk of downturns in the highly cyclical semiconductor industry; Marvell's dependence upon the storage and networking markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell's dependence on a small number of customers; severe financial hardship or bankruptcy of one or more of Marvell's major customers; Marvell's ability to define, design and develop products for the 5G market; Marvell's ability to market its 5G products to Tier 1 infrastructure customers; Marvell's ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell's reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell's ability and its customers' ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell's ability to estimate customer demand and future sales accurately; Marvell's ability to scale its operations in response to changes in demand for existing or new products and services; the impact of international conflict and continued economic volatility in either domestic or foreign markets; the effects of transitioning to smaller geometry process technologies; the risks associated with manufacturing and selling a majority of products and customers' products outside of the United States; risks associated with acquisition and consolidation activity in the semiconductor industry; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the effects of any potential acquisitions or investments; Marvell's ability to protect its intellectual property; the impact and costs associated with changes in international financial and regulatory conditions; Marvell's maintenance of an effective system of internal controls; and other risks detailed in Marvell's SEC filings from time to time. For other factors that could cause Marvell's results to vary from expectations, please see the risk factors identified in Marvell's Quarterly Report on Form 10-Q for the fiscal quarter ended November 3, 2018 as filed with the SEC on December 10, 2018, and other factors detailed from time to time in Marvell's filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the company’s storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.

Marvell and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com